As filed with the Securities and Exchange Commission on May 30, 2019

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0513618
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

730 Milford Road,	03054
Merrimack, New Hampshire
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Employee Stock Purchase Plan

Amended and Restated 2007 Stock Incentive Plan

(Full Title of the Plan)

Timothy McGrath

Chief Executive Officer

PC Connection, Inc.

730 Milford Road

Merrimack, New Hampshire 03054

(Name and Address of Agent For Service)

(603) 683-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	240,000 shares (2)	$33.45 (3)	$8,028,000 (3)	$972.99

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Consists of (i) 40,000 shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan; and (ii) 200,000 shares issuable under the Amended and Restated 2007 Stock Incentive Plan.

(3)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 24, 2019.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed by PC Connection, Inc. (the “Company”) for the purpose of registering 240,000 additional shares of its common stock, par value $0.01 per share, including (i) 40,000 shares issuable under the Amended and Restated 1997 Employee Stock Purchase Plan and (ii) 200,000 shares issuable under the Amended and Restated 2007 Stock Incentive Plan. The Company previously filed with the Securities and Exchange Commission registration statements on Form S-8 (File Nos. 333-223688, 333-202642, 333-179796, 333-161172, and 333-130389) with respect to the Amended and Restated 1997 Employee Stock Purchase Plan and registration statements on Form S-8 (File Nos. 333-209915, 333-194458, 333-187061, 333-179797, 333-166645, 333-161172, and 333-144065) with respect to the Amended and Restated 2007 Stock Incentive Plan (together, the “Prior Registration Statements”). This registration statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except for Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the Prior Registration Statements, including periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company that were incorporated by reference into the Prior Registration Statements

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

INDEX TO EXHIBITS

Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	Amended and Restated 1997 Employee Stock Purchase Plan, as amended

99.2 (4)	Amended and Restated 2007 Stock Incentive Plan, as amended

(1)Incorporated by reference from the exhibits filed with the Company’s registration statement (333-63272) on Form S-4 filed under the Securities Act of 1933 on June 19, 2001.

(2)Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s current report on Form 8-K, filed on January 9, 2008.

(3)Previously filed with the Securities and Exchange Commission as Appendix B to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 9, 2019.

(4)Previously filed with the Securities and Exchange Commission as Appendix A to the Registrant’s proxy statement pursuant to Section 14(a), filed on April 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrimack, State of New Hampshire, on this 30th day of May 2019.

PC CONNECTION, INC.

By:	/s/ TIMOTHY MCGRATH
Timothy McGrath
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PC Connection, Inc., hereby severally constitute and appoint Patricia Gallup and David Hall, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY MCGRATH	President and Chief Executive Officer (Principal Executive Officer)	May 30, 2019
Timothy McGrath

/s/ THOMAS C. BAKER	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial and Accounting Officer)	May 30, 2019
Thomas C. Baker

/s/ PATRICIA GALLUP	Chairman of the Board	May 30, 2019
Patricia Gallup

/s/ David Beffa-Negrini	Director	May 30, 2019
David Beffa-Negrini

/s/ Barbara Duckett	Director	May 30, 2019
Barbara Duckett

/s/ Jack Ferguson	Director	May 30, 2019
Jack Ferguson

/s/ David Hall	Director	May 30, 2019
David Hall